Exhibit 10.1

December 29, 2023

NOVACCESS GLOBAL INC.

8584 E. Washington Street, No. 127

Chagrin Falls, OH 44023 Attn:

E-mail:

VIA ELECTRONIC MAIL

Re: Advance and Modifications to Warrants

Dear Sirs:

Reference is made to (i) those three securities purchase agreements dated August 20, 2021, February 15, 2022, and May 5, 2022 by and between NovAccess Global Inc., a Colorado corporation (the “Company”), and AJB Capital Investments, LLC, a Delaware limited liability company (the “Purchaser”) (collectively, as amended, the “Purchase Agreements”); (ii) those Promissory Notes of the Company issued in favor of the Purchaser, August 20, 2021 (the “August Note”), February 15, 2022 (the “ February Note”), and May 5, 2022 (the “May Note”); and (iii) the nine (9) common stock purchase warrants issued by the Company to the Purchaser pursuant to the Purchase Agreements and amendments thereto (collectively, the “Warrants”).

For good and valuable consideration, the Purchaser has agreed to advance up to $26,500 to the Company by increasing the aggregate outstanding principal amount of the February Note by an amount up to $29,444.44 (the “Advance”), $9,000 of such Advance amount shall be funded concurrently with the execution and delivery of this letter agreement (this “Letter Agreement”) and the remaining balance of $17,500 of the advance to be funded upon the mutual agreement of the parties.

In consideration for the Advance, the Company shall extend the termination date for each Warrant issued to the Purchaser for an additional two (2) years from the termination date set forth in each Warrant, which extensions shall be of immediate and automatic force and effect and not require any further action of the parties.

Except as otherwise set forth herein, all terms and conditions of the Warrants and all other Transaction Documents shall remain in full force and effect.

The modifications set forth in this Letter Agreement are limited to the matters expressly set forth herein and should not be construed as an indication that the Purchaser has agreed to any other modifications to, consents of, or waivers of any other terms or provisions of the Warrants, any other Transaction Documents, or of the terms of any other agreement, instrument or security or any modifications to, consents of, or waivers of any default that may exist or occur thereunder.

The Company hereby represents and warrants and covenants to the Purchaser that nothing contained herein or otherwise disclosed to the Purchaser by the Company in connection herewith constitutes material non-public information. As of the date hereof, the Company shall have disclosed all material, non-public information (if any) provided up to the date hereof to the Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Securities and Exchange Commission.

The Company hereby covenants and agrees that, as of the date hereof, (i) the Purchaser has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents and (ii) the Purchaser has not made any agreement with the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. Any dispute arising under or relating to or in connection with this Letter Agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Very truly yours,

AJB Capital Investments, LLC

By: /s/ Ari Blaine

Name: Ari Blaine

Title: Partner

Acknowledged and Agreed:

NOVACCESS GLOBAL INC.

By: /s/ Dwain K. Irvin

Name: Dwain K. Irvin

Title: Chief Executive Officer